Exhibit 10.6
BRANDYWINE REALTY TRUST 2007 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
1. Purpose.
     The Brandywine Realty Trust 2007 Non-Qualified Employee Share Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of common shares of beneficial interest of Brandywine Realty Trust (the “Company”) by employees of the Company and any Participating Companies, thereby attracting high quality employees and providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies.
2. Definitions.
     a. “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.
     b. “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Committee may determine from time to time.
     c. “Board” means the Board of Trustees of the Company.
     d. “Business Day” means a day on which the national stock exchanges are open for trading.
     e. “Code” means the Internal Revenue Code of 1986, as amended.
     f. “Committee” means the Compensation Committee of the Board.
     g. “Company” means Brandywine Realty Trust.
     h. “Compensation” means the regular base salary, overtime payments, bonuses, and commissions paid to a Participant by one or more Participating Company during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by any Participating Company. Any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by a Participating Company under any employee benefit or welfare plan now or hereafter established, and any profit-sharing distributions and other incentive-type payments, shall not be included in Compensation.
     i. “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.
     j. “Eligible Employee” means an Employee who meets the requirements for eligibility under Section 3 of the Plan.
     k. “Employee” means any person, including an officer, who is classified by a Participating Company as its employee, is on an employee payroll of a Participating Company, and whose wages and other salary is required to be reported by a Participating Company on Internal Revenue Service Form W-2 for federal income tax purposes. A person who is not classified by a Participating Company as its employee, even if such person is retroactively re-characterized as an employee by a third party or a Participating Company, shall not be an Employee.
     l. “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee, which shall not be later than the first day of such Offering Period.
     m. “Fair Market Value” means the closing price per Share as reported on the principal securities exchange on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee acting in its discretion, which determination shall be conclusive.
     n. “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.
     o. “Offering Commencement Date” means the first Business Day on or after each March 1, June 1, September 1 or December 1 of each year.
     p. “Offering Period” means the period extending from and including an Offering Commencement Date through and including the following Offering Termination Date.
     q. “Offering Termination Date” means the last Business Day in the period ending each May 31, August 31, November 30 and February 28 (or February 29, if applicable), immediately following an Offering Commencement Date.
     r. “Option Price” means, with respect to any particular Offering Period, an amount equal to 85% of the average of the Fair Market Values for each Business Day during that Offering Period.
     s. “Participant” means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.
     t. “Participating Company” means each of the Company and Subsidiaries of the Company.
     u. “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Section 5 of the Plan.
     v. “Plan” means the Brandywine Realty Trust 2007 Non-Qualified Employee Share Purchase Plan, as set forth in this document, and as may be amended from time to time.
     w. “Plan Termination Date” means the earlier of: (1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 4 of the Plan have been issued pursuant to the Plan; or (2) the date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan.
     x. “Plan Year” means each 12 consecutive month period that begins on June 1 or any anniversary thereof and ends on the next following May 31.
     y. “Shares” means common shares of beneficial interest of the Company, $.01 par value per share, subject to adjustment or substitution as provided in Section 10(a).
     z. “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any other entity, whether now or hereafter existing, 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.
     aa. “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.
     bb. “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.
3. Eligibility and Participation.
     a. Eligibility. Each individual who is an Employee scheduled to work twenty (20) or more hours per week on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.
     b. Leave of Absence. An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of Sections 5(d) and 8(d) of the Plan.

     c. Commencement of Participation. An Employee who meets the eligibility requirements of Sections 3(a) and 3(b) of the Plan shall become a Participant by completing an Election Form and filing it with the Company on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated pursuant to Section 8 of the Plan.
4. Shares Per Offering.
     The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after the Effective Date referred to in Section 16 and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.
5. Payroll Deductions.
     a. Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date, and shall designate on such Election Form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares. Such portion elected to be withheld shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 20%, and in any event, may not exceed $50,000 in any Plan Year.
     b. Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall continue until terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and Participating Companies and used for general corporate purposes.
     c. Changes in Payroll Deductions. A Participant may discontinue his or her participation in the Plan at any time as provided in Section 8(a) of the Plan. If a Participant wishes to change his or her Payroll Deductions, he or she may do so by filing a new Election Form with the Company at any time. The rate of Payroll Deductions shall be effective as soon as reasonably practicable after such form has been received by the Company. The new Payroll Deduction rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 20%, and Payroll Deductions may not, in any event, exceed $50,000 in any Plan Year.
     d. Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:
     (1) withdraw the balance credited to his or her Account pursuant to Section 8(b) of the Plan;
     (2) discontinue contributions to the Plan but remain a Participant in the Plan through the Offering Termination Date immediately following the commencement of such Approved Leave of Absence; or
     (3) remain a Participant in the Plan during such Approved Leave of Absence through the Offering Termination Date immediately following the commencement of such Approved Leave of Absence, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6. Granting of Options.
     On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price.
7. Exercise of Options.
     a. Automatic Exercise. With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.
     b. Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.
     c. Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.
     d. Delivery of Shares. Subject to applicable securities laws, the Company shall credit Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date to a custodial account designated by the Committee and established for the benefit of the Participant. The Company shall cause a certificate to be delivered as soon as administratively practicable, subject to applicable securities laws, following a Participant’s request for Shares acquired on the exercise of options during an Offering Period.
8. Withdrawals.
     a. Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.
     b. Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid without interest as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.
     c. Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence, all amounts credited to such Participant’s Account shall be returned without interest to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the
Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned without interest to the Participant’s Successor-in-Interest.
     d. Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to Section 5(d) of the Plan, continue to be a Participant in the Plan until the the end of the first Offering ending after commencement of such Approved Leave of Absence. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9. Interest.
     No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.
10. Shares.
     a. Maximum Number of Shares. No more than 1,250,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued or reacquired Shares of the Company, including Shares purchased on the open market. The number of Shares available for any Offering and all Offerings will be automatically equitably and proportionately adjusted for share dividends, share splits, share combinations, reorganizations and other similar events. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.
     b. Participant’s Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.
     c. Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.
     d. Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.
11. Expenses.
     The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.
12. Taxes.
     The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Shares. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.
13. Plan and Contributions Not to Affect Employment.
     The Plan shall not confer upon any Employee any right to continue in the employ of the Participating Companies.
14. Administration.
     The Plan shall be administered by the Committee. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determination of the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.
15. Amendment and Termination.
     The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the

extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further, that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.
16. Effective Date.
     The Plan shall be effective on May 9, 2007, subject to the approval by the Company’s shareholders at the Annual Meeting of Shareholders to be held May 9, 2007.
17. Government and Other Regulations.
     The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and the Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.
18. Non-Alienation.
     No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the exercise, crediting and registration of such interest in Shares. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.
19. Notices.
     Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:
If to the Company:
Brandywine Realty Trust
555 East Lancaster Avenue
Radnor, PA 19087
Attn: Secretary
     or any other address provided pursuant to written notice.
     If to the Participant: At the address on file with the Company from time to time.
20. Successors.
     The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.
21. Severability.
     If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.
22. Acceptance.
     The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.
23. Applicable Law.
     This Plan shall be construed in accordance with the law of the State of Maryland, to the extent not preempted by applicable Federal law.